                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]


Filed by a Party other than the Registrant [X]


Check the appropriate box:

[ ] Preliminary Proxy Statement                       [ ] Confidential, For Use
                                                          of the Commission Only
                                                          (as permitted by Rule
                                                          14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to
    ss. 240.14a-11(c) or ss. 240.14a-12


                          FOOTHILL INDEPENDENT BANCORP

--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)


                        BASSWOOD FINANCIAL PARTNERS, L.P.
                            BASSWOOD PARTNERS, L.L.C.
                       BASSWOOD CAPITAL MANAGEMENT, L.L.C.

--------------------------------------------------------------------------------

                  (Name of Person(s) Filing Proxy Statement if
                           Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                            BASSWOOD PARTNERS, L.L.C.
                       BASSWOOD CAPITAL MANAGEMENT, L.L.C.
                        BASSWOOD FINANCIAL PARTNERS, L.P.
                         645 Madison Avenue, 10th Floor
                            New York, New York 10022
--------------------------------------------------------------------------------




May 3, 1999


Dear Fellow Foothill Shareholder:

         We are writing to inform you of the importance of the annual shareholder meeting of Foothill Independent Bancorp ("Foothill"), currently scheduled for May 25, 1999. Basswood has made a significant financial investment in Foothill and beneficially own 553,421 shares, or approximately 9.34% of the total outstanding. We believe that Foothill has a chance to maximize shareholder value, but must act now before the window of opportunity closes.

         At the annual meeting, we will be asking your support to elect Mr. Matthew Lindenbaum, a highly qualified candidate, to the Board of Directors (the "Board"). A summary of Mr. Lindenbaum's background appears on the reverse side.

         Let's inform Foothill management that it is time to get down to the business of maximizing the value of our investment. Sooner or later, this Board will have to listen to the true owners of the company, its shareholders. At this year's annual meeting, you will have the power to demand positive change at Foothill and to influence the value of your investment.

         In the meantime, we recommend that you contact your financial advisor to discuss the current merger activity in the banking sector.

         If you have any questions, please contact our proxy solicitor, Beacon Hill Partners, at 800-755-5001.

LOOK FOR OUR PROXY MATERIALS AND THE PROXY CARD WHICH WE INTEND TO MAIL TO YOU ON OR ABOUT MAY 7, 1999.

Sincerely,

BASSWOOD PARTNERS, L.L.C.
BASSWOOD CAPITAL MANAGEMENT, L.L.C.
BASSWOOD FINANCIAL PARTNERS, L.P.

         The undersigned, Messrs. Matthew and Bennett Lindenbaum, and several accounts (namely, Whitewood Financial Partners, L.P. and Jet I, L.P., each Delaware limited partnerships, and Basswood International Fund, Inc., a Cayman Islands exempted company) advised by the undersigned, are acting as the participants in our proxy solicitation.

         We believe that after you have reviewed Mr. Lindenbaum's qualifications, you will agree that he has the knowledge and experience to represent the interests of Foothill and all of its shareholders:

         Matthew Lindenbaum graduated Phi Beta Kappa and Summa Cum Laude from Brandeis University in 1986 with a B.A. in economics. He also attended the Wharton Graduate School of Business at the University of Pennsylvania.

         In June of 1986, Matthew joined the Mortgage Finance Group at Merrill Lynch Capital Markets where he structured derivative mortgage securities and helped advise banks on their financial strategies.

         In 1987, Matthew left Merrill Lynch and joined Reid Nagle in founding SNL Securities, L.P. SNL Securities provides data and research on publicly traded banks, savings and loans, real estate and financial services companies to money managers, investment banks, and consultants. In addition, SNL Securities, provides consulting services to banks, savings & loans and investor groups seeking to purchase banks. While at SNL Securities, Matthew helped advise the Robert M. Bass Group on their government assisted acquisition of American Savings and Loan of California. In addition to other acquisition related consulting assignments, Matthew also functioned as a bank equity analyst and advised investment managers throughout the country on banking related issues. Matthew was a general partner of SNL Securities and remains a limited partner of the firm.

         For the past ten years, Matthew has been managing family investments and the various Basswood accounts either individually or through the General Partner and its predecessor entity, Basswood Partners, L.P.

         Matthew has been quoted in various publications including Barrons, Forbes, Business Week, and the New York Times. He has also appeared on CNN and the Financial News Network as a commentator on banking issues.

         Matthew served as a Director of Garden State Bancshares, Inc. in Jackson, NJ from April 1994 to January 1996 and currently sits on the board of Community State Bank in Teaneck, NJ where he has been a director and organizer since March 1997.